UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2011

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 4, 2011, we entered into an amendment, which we refer to as the April 2011 Amendment, to our existing collaboration agreement with Cystic Fibrosis Foundation Therapeutics Incorporated, or CFFT, pursuant to which CFFT will provide financial support for (i) development activities for VX-661, a corrector compound discovered under the collaboration, and (ii) additional research and development activities directed at discovering new corrector compounds.

We entered into the original collaboration agreement in 2004 and in 2006, entered into two amendments to provide partial funding for our cystic fibrosis drug discovery and development efforts through early 2008.  Under the April 2011 Amendment, CFFT will provide us with up to $75.0 million in funding over approximately five years for corrector-compound research and development activities.  Vertex retains the rights to develop and commercialize VX-770, VX-809, VX-661 and any other compounds discovered during the course of the research collaboration with CFFT.

In the original agreement, as amended prior to the April 2011 Amendment, we agreed to pay CFFT tiered royalties calculated as a percentage, ranging from single digits to sub-teens, of annual net sales of any approved drugs discovered during the research term that ended in 2008.  The April 2011 Amendment provides for a tiered royalty in the same range on net sales of corrector compounds discovered during the research term that begins in 2011.  We also are obligated to make two one-time commercial milestone payments upon achievement of certain sales levels for a potentiator compound such as VX-770 and two one-time commercial milestone payments upon achievement of certain sales levels for a corrector compound such as VX-809 or VX-661.

CFFT may terminate its funding obligations under the April 2001 Amendment in certain circumstances, in which case there will be a proportional adjustment to the royalty rates and commercial milestones for certain corrector compounds.  For each compound commercialized under the agreement, we will have royalty obligations to CFFT until the expiration of patents covering that compound.  For VX-770, which we are evaluating in a registration program, we have patents in the United States and European Union covering the composition of matter of VX-770 that expire in 2025, subject to potential patent life extensions.  The collaboration agreement also may be terminated by either party for a material breach by the other, subject to notice and cure provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: April 7, 2011	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel